Exhibit 4.1

                       SECURED CONVERTIBLE PROMISSORY NOTE

$550,000                                                        January 20, 2006

      FOR VALUE RECEIVED, the undersigned, EL CAPITAN PRECIOUS METALS, INC., a Nevada corporation (the "Maker"), hereby promises to pay to the order of Whitebox Intermarket Partners, L.P., a British Virgin Islands limited partnership, or its assigns (the "Payee"), at such place as the Payee may designate in writing, the principal sum of Five Hundred Fifty Thousand Dollars ($550,000), under the terms set forth herein. Capitalized terms used herein, which are not otherwise defined herein, shall have the meanings as set forth in the Purchase Agreement dated October 28, 2005 between the Maker and Payee. This note is referred to herein as the "Additional Note".

1. Interest. The unpaid principal balance hereof from time to time outstanding shall bear interest from the date hereof at the rate of eight percent (8%) per annum.

2. Payment of Interest and Principal. The principal and interest hereof is payable as follows:

      (a) Beginning on February 20, 2006 and on the 20th day of each month thereafter through and including July 20, 2006, payments of $3,666.67, representing accrued, but unpaid, interest on the outstanding principal balance hereof, shall be due and payable.

      (b) The entire outstanding principal amount of the Additional Note together with all accrued, but unpaid, interest shall thereafter be due in full in a balloon payment on July 20, 2007 (the "Scheduled Maturity Date").

      (c) Maker cannot prepay this Additional Note prior to the Scheduled Maturity Date without Payee's prior written consent, except as provided in this
Section 2(c). On August 20, 2006, and on the 20th day of each of the following 11 months, Maker may, at its election, prepay a portion of this Additional Note (with all payments applied first to accrued, but unpaid, interest and then to principal) by the issuance of shares of its $0.001 par value common stock (the "Common Stock"), as follows (a "Monthly Stock Prepayment"):

            (i) To make a Monthly Stock Prepayment as of any particular date above, the Maker must give the Payee written notice not less than 30 calendar days prior to the intended Monthly Stock Prepayment date of the dollar amount of the intended prepayment. After application of the limitations below, the prepayment must be for at least $50,000, but cannot exceed $100,000. Once having given such notice, the Maker is required to make the particular Monthly Stock Prepayment in accordance with, and subject to the limitations of, this Section 2(c).

            (ii) The number of shares of Common Stock which may be issued to pay all or any portion of a particular Monthly Stock Prepayment amount may not exceed the lesser of (i) 15% of the aggregate number of traded shares of Common Stock reported on the Nasdaq System (or if not then traded on the Nasdaq System, on the OTC Bulletin Board as reported by bigcharts.com, or if this service is discontinued, such other reporting service acceptable to Payee) for the trading days in the 30 calendar days immediately preceding such Monthly Stock Prepayment date or (ii) the greatest number of shares of Common Stock which, when added to the number of shares of Common Stock "Beneficially Owned" (within the meaning set forth in subsection 3(c) below) by Payee, would not cause Payee to Beneficially Own more than 4.99% of the Maker's outstanding Common Stock. In computing under this Section 2(c)(ii) the aggregate number of traded shares during any time period, the Maker shall exclude (i) shares sold by or for the account or at the direction of the Maker, officers or directors of Maker or any members of their immediate families or any affiliates of Maker and (ii) shares determined solely by Payee (for which Payee shall so inform the Maker in writing) to represent unlawful or potentially unlawful sales.

            (iii) Maker may make a Monthly Stock Prepayment only if, at the time of such payment, Maker has in effect a registration statement on Form S-3 or SB-2 with the U.S. Securities and Exchange Commission (the "SEC") and applicable state securities laws covering the original issuance of such shares by the Maker or the resale of such shares by the Payee (the "Registration Statement").

            (iv) The per-share value of the Common Stock as of a specified Monthly Stock Prepayment date for the purposes of this Section 2(c) is 85% (rounded to the nearest $.01) of the average (rounded to the nearest $.01) of the closing bid prices of Maker's Common Stock on the Nasdaq System (or if not then traded on the Nasdaq System, then on the OTC Bulletin Board as reported by bigcharts.com, or if this service is discontinued, such other reporting service acceptable to Payee) for the trading days during the 30 calendar days immediately preceding the particular Monthly Stock Prepayment date.

            (v) Payment by Common Stock shall be deemed to be made by Maker by giving written notice to the Payee of the number of shares being issued in such payment, and the Maker's calculation of the per-share market value under Section 2(c)(iv) above; provided that certificates representing those shares are (and they shall be) delivered to Payee within 20 calendar days of the date of the particular Monthly Stock Prepayment.

3. Conversion.

      (a) At any time prior to the payment of this Additional Note in full (including during the notice period prior to any Monthly Stock Prepayment by the Maker), the Payee may give the Maker written notice (the "Payee's Notice") of its intention to convert all or any portion of the outstanding principal and/or accrued but unpaid interest on this Additional Note into shares of the Maker's Common Stock based on a conversion rate of $0.50 per share (the "Conversion Rate"). Upon receipt of the Payee's notice, the Maker shall immediately cause certificates representing these shares to be delivered to Payee within 20 calendar days of, and Payment shall be deemed to have been made on, the date of such notice.

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

      (b) The Conversion Rate shall be adjusted proportionally for any subsequent stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization of or affecting Maker's Common Stock. Subject to Section 4, in case of any consolidation or merger to which the Maker is a party other than a merger or consolidation in which the Maker is the continuing corporation, or in case of any sale, transfer or other disposition to another corporation of all or substantially all of the Maker's assets, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), then instead of receiving shares of Maker's Common Stock, Payee shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property which the Payee would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or transfer had the same portion of this Additional Note been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or transfer and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Payee, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable in connection with this Additional Note. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or transfers.

         (c) Despite anything above to the contrary, the Payee may not convert this Additional Note into Common Stock under this Section 3 during the time period and to the extent that the shares of Maker's Common Stock that the Payee could acquire upon the conversion would cause Payee's Beneficial Ownership of
      Maker's Common Stock to exceed 4.99% of Maker's outstanding Common Stock; provided, however, that the limitations on the right to exercise the Warrant issued to Payee on the First Closing Date and the Additional Warrant issued to Payee in connection with this Additional Note, as provided by the Warrants, shall first reduce, in the priority determined by Payee in its sole discretion, Payee's Beneficial Ownership of Maker's Common Stock before limitation of Payee's conversion rights hereunder; and provided further, that the limitation of Payee's conversion rights under the Note issued on the First Closing Date and this Additional Note shall first reduce, in the priority determined by Payee in its sole discretion, Payee's Beneficial Ownership before limiting the number of shares that Maker may issue to Payee as prepayment hereunder pursuant to Section 2(c) above. The Payee will, at the request of Maker, from time to time, notify Maker of Payee's computation of Payee's Beneficial Ownership. The parties shall compute Payee's "Beneficial Ownership" of Maker's Common Stock in accordance with SEC Rule 20d-3. By written notice to the Company, Payee may waive the provisions of this Section 3(c), but any such waiver shall not be effective until the 61st day after delivery thereof.

      (d) If (but only if) the Common Stock shall be listed for trading on the Nasdaq System during the term of this Additional Note, then, unless the Maker shall have obtained the approval of its voting shareholders to such issuance in accordance with the rules of Nasdaq or such other stock market with which the Maker shall be required to comply (but only to the extent required thereby), the Maker shall not issue shares of Common Stock upon conversion of the Additional Note, which when added to the number of shares of Common Stock previously issued by Maker (i) upon conversion of the Note or the Additional Note, and (ii) upon exercise of the Warrant or the Additional Warrant, would equal or exceed 20% of the number of shares of the Maker's Common Stock which were issued and outstanding on the date of issuance (the "Maximum Issuance Amount"). In the event that a properly executed conversion notice is received by the Maker which would require the Maker to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Maker shall honor such conversion request by
(i) converting the Additional Note into the number of shares of Common Stock stated in the conversion notice but not in excess of the Maximum Issuance Amount, and (ii) redeeming the number of shares of Common Stock stated in the conversion notice equal to or in excess of the Maximum Issuance Amount in cash at a price equal to the then-current fair market value (i.e., the closing bid price of Maker's Common Stock on the Nasdaq System, or if not then traded on the Nasdaq System, then on the OTC Bulletin Board as reported by bigcharts.com, or if this service is discontinued, such other reporting service acceptable to Payee) on the date of redemption.

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

4. Change in Control. The Maker (and its controlling stockholders) shall not enter into a Change in Control of Maker without the prior written consent of Payee. For purposes of this Additional Note, a "Change in Control" means (i) the sale, transfer, lease, exchange or other disposition of all or substantially all of the assets of the Maker (in one transaction or in a series of transactions) to any entity that is not controlled by or under common control with the Maker, or (ii) a merger, consolidation, change of ownership or reorganization if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation, change of ownership or reorganization is owned by persons who were not security holders of the Maker immediately prior to such merger, consolidation, change of ownership or reorganization.

5. Contingent Additional Interest. In the event that Maker fails or failed within 30 days of the First Closing Date of October 28, 2005 to file the Registration Statement with the SEC, or fails to obtain effectiveness under the Securities Act of 1933, as amended, and applicable state securities laws of the Registration Statement within 120 days of the date thereof (all as required by the terms the Registration Rights Agreement), covering all of the shares of Common Stock issuable upon conversion of the Note and the Additional Note, payment on the Note and the Additional Note or exercise of the Warrant or the Additional Warrant issued in connection herewith, then for each full month thereafter (prorated for partial months) that either or both of these failures continues (the "Failure Term"), this Additional Note shall accrue additional interest (the "Contingent Additional Interest") equal to the greater of $2,500 or 1% of the outstanding principal balance on this Additional Note as of the last day of the prior month. Despite the foregoing, if the Payee consents in writing (as provided under the Registration Rights Agreement) to an extension of the filing or effective date of the Registration Statement beyond the original deadlines, then the commencement of Contingent Additional Interest hereunder shall be extended by a like period. Contingent Additional Interest will accrue hereunder on a daily basis. Contingent Additional Interest accrued hereunder prior to the Scheduled Maturity Date will be added to the principal balance hereof (and will accrue interest thereon as provided by Section 1 above) and is due in full on the Scheduled Maturity Date. Contingent Additional Interest accrued hereunder after the Scheduled Maturity Date is payable on the 20th of each month until the Registration Statement is filed and effective as provided above.

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

6. Security. The full and timely payment of this Additional Note (together with the timely performance of Maker's obligations under this Additional Note, the Additional Warrant and any document delivered to Payee by Maker on the Second Closing Date (the "Second Closing Transaction Documents") is secured by the existing Security Agreement between the parties covering all of Maker's assets including all of the capital stock of U.S. Canadian Minerals, Inc., a Nevada corporation ("UCAD"), owned by Maker and the Maker's interest in that certain joint venture with UCAD, subject to a priority security interest in 1,000,000 shares of UCAD capital stock granted by the Maker to a third party ("UCAD Security Interest"). The currently filed UCC financing statement against Maker in favor of Payee is and shall remain at all times a first priority security interest subordinate to no other secured rights except for the UCAD Security Interest, in which Payee shall have a secondary security interest.

7. Default. The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Additional Note, together with all accrued but unpaid interest, to be immediately due and payable in cash:

      (a) The Maker shall fail to make payment of interest on the Additional Note under Section 2(a) or any required payment of Contingent Additional Interest when due and payable under Section 5, and either such failure is not cured within five days after Payee gives written notice of such failure to Maker.

      (b) The Maker shall fail to make the balloon payment of principal required by Section 2(b) on the Scheduled Maturity Date or to make (by the timely issuance of certificates representing shares of Common Stock) any required Monthly Stock Prepayment (once having given Payee written notice of Maker's intention to do so) when due and payable under Section 2(c), and either such failure is not cured within five days after Payee gives written notice of such failure to Maker.

      (c) The Maker shall be in material default of any other term or provision of the Second Closing Transaction Documents (as such term is defined in Section 6 of this Additional Note), and such failure is not cured within ten days after Payee gives written notice of such default to Maker.

      (d) Any representation or warranty of the Maker contained in the Second Closing Transaction Documents shall have been false in any material respect on the Second Closing Date.

      (e) The Maker fails to obtain the prior written consent of Payee as required by Section 4 above.

      (f) The Maker shall be in default under the Note;

      (g) Maker shall be in material default of any term or provision of the Note (other than payment terms) and such failure is not cured within ten days after Payee gives written notice of such default to Maker.

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

      (h) The Maker shall become insolvent or shall fail to pay, or become unable to pay, its debts as they become due or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker.


      Without limiting the above, the Maker acknowledges that payments on the various dates in Sections 2 and 5 are of essence and that any failure to timely pay the principal or interest (within any permitted grace period) permits Payee to declare this Additional Note immediately due in cash in its entirety without any prior notice of any kind to Maker, except for the specific notices provided above.

8. Applicable Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

9. Waivers by Maker. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Additional Note.

10. No Setoffs. The Maker shall pay principal and interest under the Additional Note without any deduction for any setoff or counterclaim.

11. Costs of Collection. If this Additional Note is not paid when due, the Maker
shall  pay  Payee's  reasonable  costs  of  collection,   including   reasonable
attorney's fees.

12. No Waiver by Payee. Neither the consummation of the Second Closing nor any representation, warranty or covenant contained in any of the Second Closing Transaction Documents shall be construed as a waiver by Payee of any its rights under Transaction Documents or a consent by Payee of an extension of Maker's registration obligations under the Registration Rights Agreement.



                                     EL CAPITAN PRECIOUS METALS, INC.



                                     By       /s/ Stephen J. Antol
                                       -----------------------------------------
                                     Its:          CFO/ Treasurer


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